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                                                                   EXHIBIT 10.59

      THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 7th day of October, 2002, is entered into by PolyMedica Corporation, a Massachusetts corporation with its principal place of business at 11 State Street, Woburn, Massachusetts 01801 (the "Company"), and Samuel L. Shanaman, residing at Five Millstone Circle, Andover, Massachusetts 01810 (the "Employee").

                                  INTRODUCTION

      The Employee is a member of the Board of Directors of the Company (the "Board"). At the request of the other members of the Board, in light of the recent retirement of the Chief Executive Officer of the Company, the Employee has been serving as Interim Chief Executive Officer of the Company and has agreed to continue to do so while the Board conducts a search for a new Chief Executive Officer. The Company and the Employee have each acknowledged that the Employee will not provide his services on a full-time basis. Both parties currently contemplate that the time commitment of the Employee will be approximately 70% of a full-time commitment, or three to four days a week. This acknowledgement shall not, however, be interpreted as a limit on the time that the Employee may work. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. Services. The Employee agrees to perform such management, advisory and related services to and for the Company as may be reasonably requested from time to time by the Board of Directors of the Company or its designees (the "Board"), including, but not limited to, acting as Interim Chief Executive Officer of the Company. During the Employment Period (as defined below), the Employee shall not engage in any activity that has a conflict of interest with the Company, including any competitive employment, business, or other activity, and he shall not assist any other person or organization that competes, or intends to compete, with the Company.

2. Term. This Agreement shall commence on the date hereof and shall continue until terminated by vote of the Board (such period, as it may be extended, being referred to as the "Employment Period").

3. Compensation.

      3.1. Restricted Stock and Salary. The Employee's sole compensation for the services provided hereunder shall be (a) to enter into a Restricted Stock Agreement with the Company on the date hereof in the form attached hereto as Exhibit A and (b) to be paid $600 for each of the Company's bi-weekly pay periods that occurs during the Employment Period.

      3.2. Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable and necessary expenses incurred or paid by the Employee in connection with, or related to, the performance of his services under this Agreement. The Employee shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Employee amounts shown on each such statement within 30 days after receipt thereof.
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      3.3. Benefits. Notwithstanding his employment by the Company, the Employee acknowledges and agrees that he shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

4. Cooperation. The Employee shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Employee to perform his obligations hereunder. The Employee shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

5. Proprietary Information.

      5.1. The Employee acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information. The Employee agrees that he will not, during the Employment Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Invention.

      5.2. For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Employee in the course of his service as a Employee to the Company.

      5.3. The Employee's obligations under this Section 5 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Employee or others of the terms of this
Section 5, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

      5.4. Upon termination of this Agreement or at any other time upon request by the Company, the Employee shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

      5.5. The Employee acknowledges that any breach of the provisions of this
Section 6 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Employee agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

6. Notices. All notices required or permitted under this Agreement shall be in writing
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and shall be deemed effective upon personal delivery or upon deposit in the
United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6.

7. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

8. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

9. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

10. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

11. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

12. Indemnification. The Employee, as an officer and director of the Company, shall have the full benefit of all indemnification and similar protections provided by the Company to its officers and directors, including without limitation pursuant to the indemnification provisions set forth in the Company's Articles of Organization and any liability insurance maintained by the Company for the benefit of its officers, directors, or both, each as in effect from time to time. Without limitation of the foregoing, the Company acknowledges and agrees that the Employee, as Interim Chief Executive Officer of the Company, is an officer for all purposes of any indemnification or insurance protection provided by the Company to its officers.

13. Miscellaneous.

      13.1. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

      13.2. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

      13.3. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.
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                               POLYMEDICA CORPORATION:

                               /s/ Stephen C. Farrell
                               ----------------------
                               Stephen C. Farrell
                               Chief Financial Officer


                               EMPLOYEE:

                               /s/ Samuel L. Shanaman
                               ----------------------
                               Samuel L. Shanaman
                               Lead Director and Interim Chief Executive Officer